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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              PENNZENERGY COMPANY
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               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                   [LETTERHEAD OF PENNZENERGY APPEARS HERE]

                                                     August 3, 1999


Dear PennzEnergy Company Shareholder:

        By now you should have received your proxy statement and proxy card for the vote regarding the proposed merger between PennzEnergy Company and Devon Energy Corporation. Your immediate attention to this proposal is very important and I urge you to take advantage of your right to vote. Because approval of a majority of all outstanding PennzEnergy Company shares is necessary to approve this transaction, it is essential that all PennzEnergy shareholders vote right away.

        The merger with Devon will create a large exploration and production company with a powerful and focused asset base. We believe this proposed strategic alliance offers many unique benefits to our shareholders. The new combined company will rank solidly in the top 10 of all U.S.-based independent oil and gas producers in terms of market capitalization, total proved reserves and annual production. But, we need your vote to make it happen. Your board of directors has carefully reviewed and approved this combination and urges you to vote "FOR" this merger proposal.

        If you have already sent your proxy card in, or voted by phone, you do not need to do so again. However, if you have not yet voted, you may use the enclosed card to ensure that your vote is counted. Your PennzEnergy shares cannot be voted unless you sign and return your proxy card or vote by phone.

        If you have any questions about this transaction, you may contact Jeanne Buchanan in Corporate Communications at (713) 546-6444. On behalf of the board of directors, we thank you for your past and continued support of our company.


                                              Sincerely,


                                              /s/ JAMES L. PATE
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